Exhibit 99.2

PondelWilkinson Inc.

2945 Townsgate Road, Suite 200

Westlake Village, CA91361

T         (310) 279 5980

W  www.pondel.com

Investor Relations

Strategic Public Relations

NEWS RELEASE	CONTACTS: Rodney C. Sacks
Chairman and Co-Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg
Vice Chairman and Co-Chief Executive Officer
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

Monster Beverage Corporation to Acquire

CANarchy Craft Brewery Collective

- Transaction Provides Springboard for Monster to Enter Alcoholic Beverage Sector -

Corona, CA – January 13, 2022 – Monster Beverage Corporation (NASDAQ: MNST) announced today that it has entered into a definitive agreement to acquire CANarchy Craft Brewery Collective LLC, a craft beer and hard seltzer company for $330 million in cash.

The transaction will bring the Cigar City (Jai Alai IPA and Florida Man IPA), Oskar Blues (Dale’s Pale Ale and Wild Basin Hard Seltzer), Deep Ellum (Dallas Blonde and Deep Ellum IPA), Perrin Brewing (Black Ale), Squatters (Hop Rising Double IPA and Juicy IPA) and Wasatch (Apricot Hefeweizen) brands to the Monster beverage portfolio. The transaction does not include CANarchy’s stand-alone restaurants.

The transaction is expected to close in the first calendar quarter of 2022 and is subject to customary closing conditions, including regulatory approvals. Monster’s organizational structure for its existing energy beverage business will remain unchanged. CANarchy will function independently, retaining its own organizational structure and team, led by Tony Short.

“This transaction provides us with a springboard from which to enter the alcoholic beverage sector,” said Monster’s Vice Chairman and Co-Chief Executive Officer Hilton Schlosberg. “The acquisition will provide us with a fully in-place infrastructure, including people, distribution and licenses, along with alcoholic beverage development expertise and manufacturing capabilities in this industry.”

“The addition of CANarchy and its brands to the Monster beverage portfolio represents an excellent opportunity to further grow our already robust product offerings,” added Monster’s Chairman and Co-Chief Executive Officer Rodney Sacks. “We are excited to build and expand upon CANarchy’s existing brands with innovative new products.”

“The team at CANarchy is thrilled to be joining Monster,” said CANarchy’s Chief Executive Officer Tony Short. “We look forward to capitalizing on the combined expertise of Monster and CANarchy to further strengthen our current alcoholic product offerings, expand our product portfolio to meet the ever-changing needs of our customers and to grow our business.”

Evercore served as financial advisor, and Jones Day served as legal advisor to Monster. Latham & Watkins served as legal advisor to CANarchy.

Monster Beverage Corporation

Based in Corona, California, Monster Beverage Corporation is a holding company and conducts no operating business except through its consolidated subsidiaries. The Company’s subsidiaries develop and market energy drinks, including Monster Energy® energy drinks, Monster Energy Ultra® energy drinks, Java Monster® non-carbonated coffee + energy drinks, Espresso Monster® non-carbonated espresso + energy drinks, Monster Rehab® non-carbonated tea + energy drinks, Monster Hydro® non-carbonated refreshment + energy drinks, Monster HydroSport Super Fuel® non-carbonated advanced hydration + energy drinks, Monster Dragon Tea® non-carbonated energy teas, Muscle Monster® non-carbonated energy shakes, Monster MAXX® maximum strength energy drinks, Reign Total Body Fuel® high performance energy drinks, Reign Inferno® thermogenic fuel high performance energy drinks, NOS® energy drinks, Full Throttle® energy drinks, Burn® energy drinks, Samurai® energy drinks, Relentless® energy drinks, Mother® energy drinks, Play® and Power Play® (stylized) energy drinks, BU® energy drinks, Nalu® energy drinks, BPM® energy drinks, Gladiator® energy drinks, Ultra Energy® energy drinks, Live+® energy drinks, Predator® energy drinks and Fury® energy drinks. For more information, visit www.monsterbevcorp.com.

CANarchy Craft Brewery

Founded in 2015, CANarchy is a disruptive collective of like-minded brewers dedicated to bringing high-quality, innovative flavors to drinkers everywhere. The portfolio of craft brands includes offerings from Oskar Blues Brewery, Cigar City Brewing, Squatters Craft Beers, Wasatch Brewery, Deep Ellum Brewing Company and Perrin Brewing Company. CANarchy, a top 10 US craft brewery, provides craft beverages throughout the United States and 20 countries and U.S. territories.

Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, as amended, regarding the expectations of management with respect to our future operating results and other future events including revenues and profitability. The Company cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein. For a more detailed discussion of these and other risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2020, and our subsequently filed quarterly reports. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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